EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
TelVue Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-87631) of TelVue Corporation of our report dated March 30, 2010 relating to the balance sheets of TelVue Corporation as of December 31, 2009 and 2008 and the related statements of operations, stockholders' deficit and cash flows for the years then ended, which report appears in the December 31, 2009 annual report on Form 10-K of TelVue Corporation.

/s/ Pressman Ciocca Smith LLP
Huntingdon Valley, Pennsylvania
March 30, 2010